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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Independent Auditors' in the Statements of Additional Information in this Registration Statement (Form N-1A No. 33-50716) of PaineWebber Emerging Markets Equity Fund.

                                         Ernst & Young LLP
                                         ERNST & YOUNG LLP

New York, New York
October 27, 1995